Exhibit 10.5

                              CONSULTING AGREEMENT

This Agreement made with effect from 14st day of October 2010 (the "Effective Date"), among:

          ADD- ON (Add-On Exchange INC.), a company having an office at address:
          410 Park Avenue, Suite 1981,New York, NY, 10022 (the "Company")

And:

          STRATEGIC MANAGEMENT CONSULTANCY LLC, a New York company, having an address at REDACTED ("strategic")

          (Strategic referred to as "Consultant")

Whereas:

1. The Company has agreed to retain Strategic to provide certain consulting services as outlined in Appendix 1 ("Service" or the "Services") and Strategic has agreed to provide such services to the Company in accordance with the terms and conditions contained herein;

2. Strategic will, through the services of the Contractor, perform the Services to be provided by Strategic to the Company; and

3. The Company has also requested that Strategic and the Contractor commit to obligations of confidentiality as a condition to being engaged to perform the Services and Strategic and the Contractor have agreed to do so;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual promises and covenants herein contained the parties hereby covenant and agree as follows:

                          GENERAL TERMS AND CONDITIONS

DEFINITIONS

1. Unless the context requires otherwise, the following terms shall have the meanings set out below when used in this Agreement:

     A) "CONFIDENTIAL INFORMATION" means trade secrets and other information, in the possession of or owned by Add-on or companies or organizations affiliated, associated or related to Add-on, or by their respective suppliers, customers, or other existing or potential business partners and collaborators, that is not generally known to the public and including, without limitation, all Developments, research results, and
          related  documentation,   financial  information,   legal,  corporate,
          marketing, product, technical, manufacturing, personnel, customer, and supplier information and any other information, in whatever form or media, specifically identified as confidential by Add-on, the nature of which is such that it would generally be considered confidential in the industry in which Add-on operates, or that Add-on is obligated to treat as confidential or proprietary;
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     B)   "DEVELOPMENTS"  means  all  inventions,  improvements,   enhancements,
          modifications, discoveries, formulae, processes, ideas, techniques, systems, methods, algorithms, Deliverables, computer software, and any other direct or indirect results of the Services or other work performed by Consultant for Add-on; and

     C) "SERVICES" means the services to be performed by Consultant under this Agreement, as may be specified in Schedule "1" to this Agreement, and which shall include, without limitation, the delivery to Add-on of all Deliverables.

PARTICULARS OF SERVICES

2. GENERAL OBLIGATIONS OF THE PARTIES - Consultant shall perform the Services and Add-on shall pay Consultant for the Services in accordance with the terms and conditions set out in this Agreement, including in Schedule "1" hereto.

3. NATURE OF DELIVERABLES - "SERVICES" also includes, without limitation, the delivery to Add-on of all Deliverables. If the Deliverables include any item(s) of software, the Deliverables shall be deemed to include, in both source code and object code forms, the final version and all preliminary versions of the software and all routines and subroutines, as well as all program material, flowcharts, models, notes, outlines, work papers, descriptions, and other documents created or developed in connection therewith, the resulting screen formats and other visual effects of the software.

4. TERM OF AGREEMENT - This Agreement shall be deemed to have come into force and effect as of the reference date set out above and continues in effect until the end of the Term identified in Schedule "1" .

5. PROJECT MANAGER - The Project Manager (as identified in Schedule "1") shall be Consultant's primary contact at Add-on.

6. PAYMENT - As full and complete consideration for the performance of the Services, Add-on shall pay Consultant the Fees set out in Schedule "1". Add-on shall pay fees due to Consultant within thirty (7) calendar days after receipt by Add-on of an invoice which provides the information required in the following section.

7. INVOICES - Each invoice submitted to Add-on by Consultant shall detail the Fees payable, which will be presented as a monthly invoice and will include any applicable taxes where relevant.

8. REIMBURSEMENT OF EXPENSES - Consultant may submit invoices for a reimbursable expense for up to ninety days after the expense is incurred. Each such invoice must be accompanied by the appropriate receipts. Add-on shall reimburse such expenses within thirty (7) calendar days after receipt by Add-on of proper invoices and receipts. Add-on shall have no obligation to reimburse Consultant for any expense that is not submitted to Add-on in accordance with this section.

INDEPENDENT CONTRACTOR STATUS

9. NATURE OF RELATIONSHIP - Consultant shall perform the Services as an independent contractor and not as an employee. Nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent, or employment relationship between the

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     parties.  Unless the Project Manager specifically  authorizes Consultant in writing to do so, Consultant shall not act or purport to be acting as the legal agent of Add-on, and Consultant shall not enter or purport to enter into any agreement on behalf of Add-on or otherwise bind or purport to bind Add-on or cause Add-on to incur liability in any manner whatsoever.

WARRANTIES AND INDEMNIFICATION

10. REPRESENTATIONS AND WARRANTIES - Consultant represents and warrants to, and covenants with, Add-on that:

     ABILITY TO PERFORM SERVICES

     a) Consultant has the absolute right to make the assignments of the right, title, and interest in and to the Developments contemplated in this Agreement;

     QUALITY OF PERFORMANCE

     b)   the Services will be performed in a competent and professional manner;

     c) Consultant shall, in exercising his powers and performing his functions, act honestly and in good faith and in the best interests of the Company, shall exercise the care, diligence and skill of a reasonably prudent person, shall devote such business time to the business and affairs of the Company as may be required under the conditions stipulated in Schedule 1 to discharge his duties, and perform faithfully and efficiently such responsibilities;

     d) any Deliverable supplied under this Agreement shall have no material inherent defects, shall, at the time of its delivery, conform to and operate in accordance with all specifications for such Deliverable as may be set out in Schedule "1" or otherwise provided to Consultant by Add-on and all specifications for such Deliverable generated by Consultant and approved by Add-on;

     PART-TIME BASIS

     e) the Company acknowledges that Consultant provides services to other parties and Consultant covenants to provide the Services to the Company as stipulated in Schedule 1;

     THIRD PARTIES

     f) the performance of this Agreement will not breach any other agreement entered into by Consultant or by which Consultant is bound;

     g) all Developments will be original to Consultant and, to the best of Consultant's knowledge, will not infringe the intellectual property rights or other rights of any third party;

TERMINATION OF AGREEMENT

11. TERMINATION OF AGREEMENT FOR CONVENIENCE - Notwithstanding any other provision in this Agreement, either Add-on or Consultant may terminate this Agreement at any time for convenience provided that either such party delivers to the other written notice of its intention to do so at least ninety (90) calendar days prior to the effective date of termination.

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12.  PAYMENT  UPON  TERMINATION  FOR  CONVENIENCE  - If Add-on  terminates  this
     Agreement for convenience, Add-on shall pay Consultant up to the effective date of termination of this contract as set out in schedule "1".

13.  TERMINATION OF AGREEMENT WITH CAUSE -  Notwithstanding  any other provision
     in  this   Agreement,   Add-on  may  terminate  this  Agreement   effective
     immediately upon delivery of notice of termination to Consultant if:

     a) Consultant becomes insolvent, or a receiver or receiver-manager is appointed for any part of the property of Consultant, or Consultant makes an assignment, proposal, or arrangement for the benefit of its creditors or Consultant files an assignment in bankruptcy, or any proceedings under any bankruptcy or insolvency laws are commenced against Consultant.

14. PAYMENT UPON TERMINATION FOR CAUSE - If Add-on terminates this Agreement for any cause whatsoever, it shall pay to Consultant all monies up to and including the last month of the term set out and described as "termination date" in schedule "1". This is regardless as to whether Add-on wishes to dispense of the services during any part of the set time laid out in schedule "1" as being between the start date and termination date.

15. RETURN OF MATERIALS, EQUIPMENT, AND CONFIDENTIAL INFORMATION - Upon termination or expiration of this Agreement, or at any time upon request by Add-on, Consultant shall immediately deliver up to Add-on, at Consultant's own expense and risk,

     a) all Developments in Consultant's possession, charge, control, or custody; and

     b) all Confidential Information and all copies thereof, and all other materials, documents, information, contracts, equipment, materials, and property, in Consultant's possession, charge, control, or custody that are owned by, or related in any way to the business or affairs of Add-on.

     Consultant shall return any equipment, materials, or property furnished by Add-on to Consultant in the same condition in which they were furnished by Add-on, reasonable wear and tear excepted. Add-on agrees to reimburse the Consultant for any reasonable shipping costs incurred to comply with the foregoing.

CONFIDENTIALITY

16. CONFIDENTIAL INFORMATION - Consultant acknowledges that in order to enable Consultant to perform the Services, Add-on will disclose to Consultant, or allow Consultant access to, Confidential Information. Consultant further acknowledges that such information is of significant value to Add-on.

17. EXCLUSION - The non-disclosure obligations of Consultant under this Agreement shall not apply to Confidential Information that Consultant can establish:

     a) is, or becomes, readily available to the public other than through a breach of this Agreement;

     b) is disclosed, lawfully and not in breach of any contractual or other legal obligation, to Consultant by a third party; or

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     c)   through written records, was known to Consultant, prior to the date of first disclosure of the Confidential Information to Consultant by Add-on.

18. OWNERSHIP OF CONFIDENTIAL INFORMATION - Consultant acknowledges that Confidential Information is and shall be the sole and exclusive property of Add-on or its designate and that Consultant shall not acquire any right, title, or interest in or to any Confidential Information.

19. DISCLOSURE - Consultant shall keep all Confidential Information strictly confidential and shall take all necessary precautions against unauthorized disclosure of the Confidential Information during the term of this
     Agreement and thereafter. Without limitation, Consultant shall not, directly or indirectly, disclose, allow access to, transmit or transfer Confidential Information to a third party without Add-on's consent. Notwithstanding the foregoing, to the extent that Consultant can establish it is required by law to disclose any Confidential Information, it shall be permitted to do so, provided that notice of such requirement to disclose is first delivered to Add-on, so that it may contest such potential disclosure.

20. USE AND REPRODUCTION - Consultant shall not use or reproduce Confidential Information in any manner except as reasonably required to fulfil the purposes of this Agreement. Consultant shall ensure that any such copies of Confidential Information are clearly marked or otherwise identified as confidential and proprietary to Add-on, and that all Confidential Information and copies thereof are stored in a secure location while in Consultant's possession, control, charge, or custody.

21. BREACH NOTIFICATION - If for any reason Consultant does not comply with or anticipates that it will be unable to comply with the confidentiality and privacy provisions of this Agreement in any respect, or if Consultant becomes aware of an actual, anticipated, or threatened breach of security of or misuse of any Confidential Information (an "INCIDENT"), Consultant shall promptly notify Add-on of the particulars of the Incident and of the steps it proposes to take to prevent the occurrence or recurrence of any further Incident.

22. PERSONAL INFORMATION - Consultant shall (i) collect, use, disclose, and retain Personal Information only as required to fulfil its obligations hereunder, (ii) take appropriate measures to ensure the privacy and security of all Personal Information, including taking measures to prevent unauthorized access, collection, use, disclosure, copying, modification, or disposal, and (iii) comply with all applicable laws or regulations related to privacy or data protection. In this Agreement, "PERSONAL INFORMATION" means information about an identifiable individual that is transferred to, collected or compiled by, or otherwise held or accessed by Consultant for or on behalf of Add-on.

OWNERSHIP OF DEVELOPMENTS AND LICENSING OF CONSULTANT'S PROPERTY

23. OWNERSHIP OF DEVELOPMENTS - Add-on shall be the exclusive owner of the Developments and of all intellectual property rights in and to such Developments. Consultant hereby assigns to Add-on all right, title, and interest throughout the world, including without limitation, all copyright, trade-marks, trade secrets, patent rights, and any other intellectual property right in and to each Development, effective at the time each is created. Consultant covenants that Consultant shall not, either during the term of this Agreement or thereafter, directly or indirectly, contest, or assist any third party to contest, Add-on's ownership of the Developments or of any intellectual property rights related thereto. Consultant hereby waives his or her moral rights in each Development, effective at the time any such particular Development is created.

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24.  DISCLOSURE  OF  DEVELOPMENTS  -  Consultant  agrees to make full and prompt disclosure of all Developments to the Project Manager.

MISCELLANEOUS

25. INFORMATION REGARDING AGREEMENT - Consultant shall not, without the prior written consent of Add-on, disclose or advertise in any manner the nature of the Services performed under this Agreement or the fact Consultant has entered into this Agreement with Add-on.

26. ASSIGNMENT, SUBCONTRACTING, AND SUCCESSION - Consultant shall not assign this Agreement or subcontract or purport to assign or subcontract any of Consultant's rights or obligations under this Agreement without first obtaining Add-on's written consent. If such consent is given on any particular occasion, it shall still be required for all subsequent assignments and subcontracts. Add-on may assign this Agreement or its rights hereunder, in whole or in part. This Agreement shall be binding upon the parties hereto and their respective lawful successors and permitted assigns.

27. SEVERABILITY - If any one or more of the provisions of this Agreement shall for any reason be held to be illegal, in any respect, any such provision shall be severable from this Agreement, in which event this Agreement shall be construed as if such provision had never been contained herein.

28. NOTICE - Any notices, reports, or other communications required or permitted to be given under this Agreement shall be in writing and shall be sufficient if delivered by hand or sent by double registered mail, courier, or facsimile addressed to Add-on or Consultant at their respective addresses shown on the first page of this Agreement, to the attention of the Project Manager in the case of Add-on, or to such other address or individual as one party advises the other party in writing. Any such notices, reports, or other communications shall be deemed to have been received by the party(ies) to whom they were addressed upon delivery by hand, double registered mail, courier, or facsimile (provided that the receiver acknowledges receipt of the facsimile in some fashion) when received.

29. SURVIVAL - Any provision of this Agreement that expressly states it is to continue in effect after termination or expiration of this Agreement, or that by its nature would survive the termination or expiration of this Agreement, shall do so.

30. GOVERNING LAW - This Agreement shall be governed by and interpreted in accordance with the laws of the province of New York, excluding rules of private international law that lead to the application of the laws of any other jurisdiction. The courts of New York shall have the non-exclusive jurisdiction to hear any matter arising in connection with this Agreement.

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31.  COUNTERPARTS - This Agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by either of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

The parties executed this Agreement on the date(s) set out below after having the opportunity to discuss this Agreement with their legal advisors. Each party represents and warrants that its respective signatory is duly authorized to execute this Agreement on its behalf.


ADD-ON                                     STRATEGIC MANAGEMENT CONSULTANCY LLC.

By: /s/ John Rafuse                        By: /s/ Malcolm Myers
    --------------------------------           ---------------------------------

Name: John A Rafuse                        Name: Malcolm Myers
    --------------------------------           ---------------------------------

Title: CEO                                 Title: Member
    --------------------------------           ---------------------------------

Date: October 15th, 2010                   Date: October 16 2010
    --------------------------------           ---------------------------------


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                                  SCHEDULE "1"

                       PARTICULARS OF CONSULTING AGREEMENT
                                 BETWEEN ADD-ON
                    AND STRATEGIC MANAGEMENT CONSULTANCY LLC.

1.   SERVICES:

     (a)  Description of Services:

          Services and duties will include, but are not limited, the following:

          * Advise the Project Manager and Board of Directors on matters related to finance, operations and corporate strategy.
          * Liaise with auditors, accountants and lawyers as directed by the Company.
          * Development and help In the process and delivery of improved management information to all elements of the Company, as directed by the Company.
          * Oversee the development and implementation of operational policies and procedures as directed by the Company.
          *    Attend and represent the Company at meetings as required
          * Advise and help in obtaining further investor finance from 3rd parties as and when the company requires.
          *    Operate and maintain office in New York.

     (b) Locations(s) where work to be performed: The Services will be primarily performed at the Consultant's offices located in Monroe , NY.

2.   TERM:

     (a) Start Date: From the signing of this contract $250.00 per month until the earlier of a) the first day the company obtains a trading symbol on a recognised stock exchange or b) the company obtains investor funding of $1million ($1,000,000.00 us dollars).
     (b) Termination Date: Three years from start date of either a) or b) above, (36 calendar months).
     (c) Renewal: From termination date to be reviewed annually. Notice of renewal or intent not to renew to be provided 90 days in advance of termination date

3.   PROJECT MANAGER:

     Mr. John Rafuse, President & CEO

4.   FEES:

     The "Fees" for the Services provided will be $10,000 per month (plus applicable taxes) commencing on the earliest of either a) or b) as defined in paragraph Term, above .

5.   STOCK OPTIONS

     There are NO stock options.
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6.   EXPENSES

     Company shall reimburse Consultant for all reasonable travel (airfare, accommodation and meals), phone, fax, supplies, courier, mileage, parking, etc. expenses incurred in relation to performing Services under this Agreement, including those relating to meetings with Add-on or third parties and presentations on behalf of Add-on.